Exhibit 99.1

Jack in the Box Inc. Reports First Quarter FY 2018 Earnings; Declares Quarterly Cash Dividend

SAN DIEGO--(BUSINESS WIRE)--February 21, 2018--Jack in the Box Inc. (NASDAQ: JACK) today reported financial results for the first quarter ended January 21, 2018, which reflect the following items:

  Qdoba® results are included in discontinued operations for all periods presented;
  the impact of the Tax Cuts and Jobs Act (the "Tax Act"), including a one-time, non-cash charge as well as a lower statutory federal tax rate;
  implementation of an accounting change related to the tax treatment of stock-based compensation; and
  the reclassification of all depreciation and amortization expense into a separate line in the condensed consolidated statements of earnings.

Earnings from continuing operations were $12.9 million, or $0.43 per diluted share, for the first quarter ended January 21, 2018, compared with $34.5 million, or $1.06 per diluted share, for the first quarter of fiscal 2017.

Operating Earnings Per Share(1), a non-GAAP measure, were $1.23 in the first quarter of fiscal 2018 compared with $1.07 in the prior year quarter.

A reconciliation of non-GAAP Operating Earnings Per Share to GAAP results is provided below, with additional information included in the attachment to this release. Figures may not add due to rounding.

____________________________
(1) Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, the one-time, non-cash impact of the Tax Act, and the excess tax benefits from share-based compensation arrangements which are now recorded as a component of income tax expense versus equity previously. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

	16 Weeks Ended
	January 21, 2018	January 22, 2017
Diluted earnings per share from continuing operations – GAAP	$0.43	$1.06
Gains on the sale of company-operated restaurants	(0.21)	(0.00)
Restructuring charges	0.01	0.00
One-time, non-cash impact of the Tax Act	1.03	—
Excess tax benefits from share-based compensation arrangements	(0.03)	—
Operating Earnings Per Share – non-GAAP	$1.23	$1.07

Adjusted EBITDA(2), a non-GAAP measure, was $85.4 million in the first quarter of fiscal 2018 as compared with $90.6 million for the prior year quarter.

The Tax Act, enacted into law on December 22, 2017, significantly impacted the company’s effective tax rate for the quarter ended January 21, 2018. The Tax Act reduced the federal statutory rate from 35 percent to 21 percent as of January 1, 2018. As a company with a fiscal year-end of September 30, the tax rate reduction will be phased in, resulting in a blended statutory federal tax rate of 24.5 percent for the fiscal year ending September 30, 2018.

In addition, the Tax Act resulted in a one-time, non-cash increase to the provision for income taxes of $30.6 million, or $1.03 per diluted share, in the first quarter of fiscal 2018. This adjustment related primarily to the revaluation of deferred tax assets and liabilities at the new lower rates, and is based upon estimates and interpretations of the Tax Act which may be refined as further guidance is issued.

In the first quarter of 2018, the company adopted Accounting Standards Update No. 2016-09, Compensation-Stock Compensation: Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). As required by the updated accounting standard, excess tax benefits or deficiencies are now recorded to the provision for income taxes in the condensed consolidated statement of earnings, on a prospective basis, instead of additional paid-in capital in the condensed consolidated balance sheet. The adoption resulted in a reduction to the provision for income taxes of $0.8 million, or $0.03 per diluted share, for the first quarter of fiscal 2018, but had no impact on cash paid for income taxes. Excess tax benefits will vary in future periods, as such amounts are dependent on the number of shares released related to employee stock compensation arrangements and fluctuations in the company’s stock price.

____________________________
(2) Adjusted EBITDA represents net earnings on a GAAP basis excluding losses (earnings) from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, depreciation and amortization, and the amortization of franchise tenant improvement allowances. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Restructuring charges of $0.4 million, or approximately $0.01 per diluted share, were recorded during the first quarter of fiscal 2018, as compared with $0.2 million, or less than $0.01 per diluted share, in the prior year quarter. Restructuring charges are included in "Impairment and other charges, net" in the accompanying condensed consolidated statements of earnings, which decreased in the first quarter to $2.3 million from $2.7 million in the year ago quarter.

Lenny Comma, chairman and chief executive officer, said, “Our first quarter operating results for Jack in the Box® were in line with our expectations. We remain focused on regaining momentum in a highly competitive environment through several key initiatives, including a greater emphasis on value, while continuing to introduce innovative new products like the Ribeye Burger and our recently launched Food Truck series of sandwiches.

"During the first quarter, we refranchised 22 Jack in the Box restaurants. We currently have signed non-binding letters of intent with franchisees to sell 58 additional restaurants, and continue to anticipate the Jack in the Box franchise mix to reach approximately 95 percent by the end of the fiscal year.

"We are working with our advisors to adjust our capital structure to reflect a less capital-intensive business model, and we remain committed to returning cash to shareholders."

Increase/(decrease) in Jack in the Box same-store sales:
	16 Weeks Ended
	January 21, 2018	January 22, 2017*
Company	0.2%	0.6%
Franchise	(0.3)%	3.9%
System	(0.2)%	3.1%

____________________________
*Note: Due to the transition from a 53-week year in fiscal 2016 to a 52-week year in fiscal 2017, year-over-year fiscal period comparisons are offset by one week. The change in same-store sales presented in the 2017 column uses comparable calendar periods to balance the one-week shift from fiscal 2016 and to provide a clearer year-over-year comparison.

Jack in the Box system same-store sales decreased 0.2 percent for the quarter and lagged the QSR sandwich segment by 2.0 percentage points for the comparable period, according to The NPD Group’s SalesTrack® Weekly for the 16-week time period ended January 21, 2018. Included in this segment are 16 of the top QSR sandwich and burger chains in the country. Company same-store sales increased 0.2 percent in the first quarter driven by average check growth of 2.6 percent, partially offset by a 2.4 percent decrease in transactions.

In 2018, the company began presenting depreciation and amortization as a separate line item in its condensed consolidated statements of earnings to better align with similar presentation made by many of its peers and to provide additional disclosure that is meaningful for investors. The prior year condensed consolidated statement of earnings was adjusted to conform with this new presentation. Depreciation and amortization was previously presented within company restaurant costs, franchise occupancy expenses, selling, general and administrative expenses, and impairment and other charges, net, in the company's condensed consolidated statements of earnings.

Restaurant Operating Margin(3), a non-GAAP measure, increased to 22.2 percent of sales in the first quarter of fiscal 2018 from 21.6 percent of sales in the prior year quarter. Depreciation and amortization related to company-operated restaurants as a percentage of company restaurant sales was 3.8 percent in the first quarter of fiscal 2018 as compared to 4.2 percent in the first quarter of fiscal 2017. Restaurant-Level EBITDA(3), a non-GAAP measure, increased by 20 basis points to 26.0 percent of company restaurant sales in the first quarter of 2018. The increase was due primarily to the benefit of refranchising, which was partially offset by an increase in food and packaging costs as a percentage of sales resulting from commodity inflation, higher repairs and maintenance costs, wage inflation and higher costs for workers' compensation insurance. The increase in food and packaging costs as a percentage of sales resulted from commodity inflation of approximately 5.2 percent in the quarter, partially offset by favorable product mix changes and menu price increases.

Franchise Margin(3), a non-GAAP measure, decreased to 52.6 percent of total franchise revenues in the first quarter of fiscal 2018 as compared with 52.9 percent of total franchise revenues in the first quarter of fiscal 2017. Franchise depreciation and amortization increased to 8.1 percent of total franchise revenues compared with 8.0 percent of total franchise revenues in the prior year quarter. Franchise EBITDA(3), a non-GAAP measure, as a percentage of total franchise revenues decreased to 60.9 percent in the first quarter from 61.0 percent in the prior year quarter. The decrease was due primarily to reduced royalties for certain restaurants sold to franchisees in 2017, and a decrease in franchise-operated restaurant same-store sales of 0.3 percent in the current quarter versus positive same-store sales of 3.9 percent in the prior year quarter, partially offset by an increase in franchise fees of $0.8 million from the refranchising of 22 restaurants during the first quarter of 2018.

____________________________
(3) Restaurant Operating Margin, Restaurant-Level EBITDA, Franchise Margin, and Franchise EBITDA are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

SG&A expense for the first quarter decreased by $6.1 million and was 11.8 percent of revenues as compared to 11.5 percent in the prior year quarter. Advertising costs, which are included in SG&A, were $8.9 million in the first quarter as compared to $12.0 million in the prior year quarter. In addition to the $3.1 million decrease in advertising costs, regional administration costs declined by $0.9 million, both of which resulted primarily from refranchising. The decrease was also attributable to mark-to-market adjustments on investments supporting the company's non-qualified retirement plans resulting in a $1.2 million year-over-year decrease in SG&A, a $0.6 million decrease in pension and postretirement benefits and a $0.2 million decrease in incentive compensation. As a percentage of system-wide sales, G&A excluding advertising was 2.4 percent in the first quarter of 2018 as compared to 2.7 percent in the 2017 quarter.

Interest expense, net, increased by $2.4 million in the first quarter due to increased leverage and a higher effective interest rate for 2018. The company allocated $3.2 million and $2.5 million of interest expense to Qdoba in the first quarters of 2018 and 2017, respectively.

Qdoba Discontinued Operations

In the first quarter of fiscal 2018, the company entered into a definitive agreement to sell Qdoba Restaurant Corporation ("Qdoba"), a wholly owned subsidiary of the company, to certain funds managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, "Apollo"). The transaction is expected to close by April 2018. As a result of the pending sale, operating results for Qdoba are included in discontinued operations for all periods presented. However, the company did not allocate any general and administrative shared services expenses to discontinued operations.

Qdoba generated a net loss of $0.6 million for the current quarter vs. net earnings of $1.4 million in the prior year quarter.

Capital Allocation

The company did not repurchase any shares of its common stock in the first quarter of 2018. The company currently has approximately $181.0 million remaining under stock buyback programs authorized by the company's Board of Directors that expire in November 2018.

The company also announced today that on February 19, 2018, its Board of Directors declared a cash dividend of $0.40 per share on the company's common stock. The dividend is payable on March 16, 2018, to shareholders of record at the close of business on March 5, 2018.

Guidance

The following guidance and underlying assumptions reflect the company’s current expectations for the second quarter ending April 15, 2018, and fiscal year ending September 30, 2018. Fiscal 2018 and fiscal 2017 are 52-week years, with 16 weeks in the first quarter, and 12 weeks in each of the second, third and fourth quarters.

Second quarter fiscal year 2018 guidance

  Same-store sales of down 1.0 percent to up 1.0 percent at Jack in the Box system restaurants versus a 0.8 percent decrease in the year-ago quarter.

Fiscal year 2018 guidance

  Same-store sales increase of approximately 1.0 to 2.0 percent at Jack in the Box system restaurants.
  Commodity cost inflation of approximately 3.0 percent for Jack in the Box.
  Restaurant Operating Margin of 22.0 to 23.0 percent and Restaurant-Level EBITDA of approximately 26.0 to 27.0 percent, depending on the timing of refranchising transactions and the margins associated with the restaurants sold.
  G&A as a percentage of system-wide sales of approximately 2.5 to 2.7 percent.
  Approximately 25 new Jack in the Box restaurants opening system-wide, the majority of which will be franchise locations.
  Capital expenditures of approximately $30 to $35 million.
  Tenant improvement allowances of approximately $25 million.
  Tax rate of approximately 29.0 percent, excluding the one-time, non-cash impact of the Tax Act and the impact of ASU 2016-09.
  Adjusted EBITDA of approximately $260 to $270 million.

Conference Call

The company will host a conference call for financial analysts and investors on Thursday, February 22, 2018, beginning at 8:30 a.m. PT (11:30 a.m. ET). The conference call will be broadcast live over the Internet via the Jack in the Box Inc. corporate website. To access the live call through the Internet, log onto the Investors section of the Jack in the Box Inc. website at http://investors.jackinthebox.com at least 15 minutes prior to the event in order to download and install any necessary audio software. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days, beginning at approximately 11:30 a.m. PT on February 22, 2018.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. Additionally, through a wholly owned subsidiary, the company operates and franchises QDOBA MEXICAN EATS®, a leader in fast-casual dining, with more than 700 restaurants in 47 states, the District of Columbia and Canada. For more information on Jack in the Box and QDOBA, including franchising opportunities, visit www.jackinthebox.com or www.qdoba.com.

Safe harbor statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to substantial risks and uncertainties. A variety of factors could cause the company’s actual results to differ materially from those expressed in the forward-looking statements, including the following: the success of new products and marketing initiatives; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A the company's ability to execute its refranchising strategy; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, and risks relating to expansion into new markets; litigation risks; the company's ability to enhance shareholder value, including delay or failure in closing the pending sale of Qdoba; food-safety incidents or negative publicity impacting the reputations of the company's brands; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)
(Unaudited)

	16 Weeks Ended
	January 21,	January 22,
	2018	2017
Revenues:
Company restaurant sales	$169,637	$238,571
Franchise rental revenues	77,217	71,436
Franchise royalties and other	47,609	43,174
	294,463	353,181
Operating costs and expenses, net:
Company restaurant costs(1):
Food and packaging	48,864	67,989
Payroll and employee benefits	48,940	70,183
Occupancy and other	27,750	38,941
Total company restaurant costs(1)	125,554	177,113
Franchise occupancy expenses(1)	46,521	42,190
Franchise support and other costs	2,482	2,537
Selling, general and administrative expenses(1)	34,625	40,772
Depreciation and amortization(1)	19,157	21,263
Impairment and other charges, net(1)	2,257	2,654
Gains on the sale of company-operated restaurants	(8,940)	(137)
	221,656	286,392
Earnings from operations	72,807	66,789
Interest expense, net	12,780	10,409
Earnings from continuing operations and before income taxes	60,027	56,380
Income taxes	47,138	21,831
Earnings from continuing operations	12,889	34,549
(Losses) earnings from discontinued operations, net of taxes	(699)	1,381
Net earnings	$12,190	$35,930

Net earnings per share - basic:
Earnings from continuing operations	$0.44	$1.07
(Losses) earnings from discontinued operations	(0.02)	0.04
Net earnings per share (2) - basic	$0.41	$1.12
Net earnings per share - diluted:
Earnings from continuing operations	$0.43	$1.06
(Losses) earnings from discontinued operations	(0.02)	0.04
Net earnings per share (2) - diluted	$0.41	$1.11
Weighted-average shares outstanding:
Basic	29,551	32,168
Diluted	29,853	32,442

Dividends declared per common share	$0.40	$0.40
____________________________
(1)	In 2018, the company began presenting depreciation and amortization as a separate line item in its condensed consolidated statements of earnings to better align with similar presentation made by many of its peers and to provide additional disclosure that is meaningful for investors. The prior year condensed consolidated statement of earnings was adjusted to conform with this new presentation.
(2)	Earnings per share may not add due to rounding.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	January 21,	October 1,
	2018	2017
ASSETS
Current assets:
Cash	$3,789	$4,467
Accounts and other receivables, net	36,303	59,609
Inventories	3,335	3,445
Prepaid expenses	16,423	27,532
Current assets held for sale	332,308	42,732
Other current assets	5,950	1,493
Total current assets	398,108	139,278
Property and equipment:
Property and equipment, at cost	1,250,596	1,262,117
Less accumulated depreciation and amortization	(787,427)	(777,841)
Property and equipment, net	463,169	484,276
Other Assets:
Intangible assets, net	1,348	1,413
Goodwill	51,050	51,412
Non-current assets held for sale	—	280,796
Other assets, net	243,894	277,570
Total other assets	296,292	611,191
	$1,157,569	$1,234,745
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$68,564	$64,225
Accounts payable	27,142	28,366
Accrued liabilities	102,866	135,054
Current liabilities held for sale	61,521	34,345
Total current liabilities	260,093	261,990
Long-term liabilities:
Long-term debt, net of current maturities	1,036,642	1,079,982
Non-current liabilities held for sale	—	32,078
Other long-term liabilities	235,394	248,825
Total long-term liabilities	1,272,036	1,360,885
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 81,943,562 and 81,843,483 issued, respectively	819	818
Capital in excess of par value	457,772	453,432
Retained earnings	1,485,130	1,485,820
Accumulated other comprehensive loss	(127,842)	(137,761)
Treasury stock, at cost, 52,411,407 shares	(2,190,439)	(2,190,439)
Total stockholders’ deficit	(374,560)	(388,130)
	$1,157,569	$1,234,745

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	16 Weeks Ended
	January 21,	January 22,
	2018	2017
Cash flows from operating activities:
Net earnings	$12,190	$35,930
(Losses) earnings from discontinued operations	(699)	1,381
Income from continuing operations	12,889	34,549
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	19,157	21,263
Amortization of franchise tenant improvement allowances	147	25
Deferred finance cost amortization	1,031	1,123
Excess tax benefits from share-based compensation arrangements	(802)	(3,981)
Deferred income taxes	33,542	2,285
Share-based compensation expense	2,937	3,687
Pension and postretirement expense	715	1,297
(Gains) losses on cash surrender value of company-owned life insurance	(2,163)	326
Gains on the sale of company-operated restaurants	(8,940)	(137)
Losses on the disposition of property and equipment, net	183	530
Impairment charges and other	805	467
Changes in assets and liabilities, excluding dispositions:
Accounts and other receivables	26,539	25,208
Inventories	110	(111)
Prepaid expenses and other current assets	7,419	27,481
Accounts payable	(371)	(3,458)
Accrued liabilities	(32,667)	(37,940)
Pension and postretirement contributions	(1,710)	(1,440)
Franchise tenant improvement allowance disbursements	(1,761)	—
Other	(3,330)	(1,376)
Cash flows provided by operating activities	53,730	69,798
Cash flows from investing activities:
Purchases of property and equipment	(10,793)	(8,581)
Purchases of assets intended for sale and leaseback	(1,411)	(1,717)
Proceeds from the sale and leaseback of assets	4,949	2,466
Proceeds from the sale of company-operated restaurants	5,591	138
Collections on notes receivable	9,410	264
Proceeds from the sale of property and equipment	589	87
Funding of intercompany operations	(13,122)	(5,805)
Other	2,969	(35)
Cash flows used in investing activities	(1,818)	(13,183)
Cash flows from financing activities:
Borrowings on revolving credit facilities	106,200	231,000
Repayments of borrowings on revolving credit facilities	(130,800)	(167,000)
Principal repayments on debt	(14,208)	(14,398)
Dividends paid on common stock	(11,736)	(12,963)
Proceeds from issuance of common stock	—	4,756
Repurchases of common stock	—	(115,354)
Excess tax benefits from share-based compensation arrangements	—	3,981
Change in book overdraft	(129)	7,804
Tax payments for equity award issuances	(4,244)	(5,706)
Cash flows used in financing activities	(54,917)	(67,880)
Cash flows used in continuing operations	(3,005)	(11,265)
Net cash provided by operating activities of discontinued operations	16,785	12,668
Net cash used in investing activities of discontinued operations	(13,648)	(12,304)
Net cash used in financing activities of discontinued operations	(43)	(40)
Net cash provided by discontinued operations	3,094	324
Cash at beginning of period	4,467	13,906
Cash at end of period	$3,789	$2,641

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our condensed consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA
(Unaudited)

	16 Weeks Ended
	January 21,	January 22,
	2018	2017
Revenues:
Company restaurant sales	57.6%	67.5%
Franchise rental revenues	26.2%	20.2%
Franchise royalties and other	16.2%	12.2%
Total revenues	100.0%	100.0%
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging (1)	28.8%	28.5%
Payroll and employee benefits (1)	28.8%	29.4%
Occupancy and other (1)	16.4%	16.3%
Total company restaurant costs (1)	74.0%	74.2%
Franchise occupancy expenses (2)	60.2%	59.1%
Franchise support and other costs (3)	5.2%	5.9%
Selling, general and administrative expenses	11.8%	11.5%
Depreciation and amortization	6.5%	6.0%
Impairment and other charges, net	0.8%	0.8%
Gains on the sale of company-operated restaurants	(3.0)%	—%
Earnings from operations	24.7%	18.9%
Income tax rate (4)	78.5%	38.7%
____________________________
(1)	As a percentage of company restaurant sales.
(2)	As a percentage of franchise rental revenues.
(3)	As a percentage of franchise royalties and other.
(4)	As a percentage of earnings from continuing operations and before income taxes.

The following table summarizes the year-to-date changes in the number and mix of Jack in the Box company and franchise restaurants:

SUPPLEMENTAL RESTAURANT ACTIVITY INFORMATION
(Unaudited)

	2018			2017
	Company	Franchise	Total	Company	Franchise	Total

Beginning of year	276	1,975	2,251	417	1,838	2,255
New	1	5	6	2	7	9
Refranchised	(22)	22	—	—	—	—
Closed	—	(7)	(7)	—	(3)	(3)
End of period	255	1,995	2,250	419	1,842	2,261
% of system	11%	89%	100%	19%	81%	100%

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

Within this release, the company makes reference to Operating Earnings Per Share, Adjusted EBITDA, Restaurant Operating Margin, Restaurant-Level EBITDA, Franchise Margin and Franchise EBITDA, which are non-GAAP financial measures. Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, the one-time, non-cash impact of the Tax Act, and the excess tax benefits from share-based compensation arrangements which are now recorded as a component of income tax expense versus equity previously. Adjusted EBITDA represents net earnings on a GAAP basis excluding gains or losses from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, depreciation and amortization, and the amortization of franchise tenant improvement allowances. Restaurant-Level EBITDA and Franchise EBITDA represent earnings from operations on a GAAP basis adjusted to exclude depreciation and amortization allocated to company restaurant operations and franchise operations, the amortization of franchise tenant improvement allowances, and other operating expenses, such as general and administrative expenses, which include the costs of functions such as accounting, finance and human resources, and other costs such as pension expense, share-based compensation, impairment and other charges, net, and gains or losses on the sale of company-operated restaurants. Restaurant Operating Margin and Franchise Margin are derived from Restaurant-Level EBITDA and Franchise EBITDA, respectively, plus depreciation and amortization and the amortization of franchise tenant improvement allowances.

The company is presenting Operating Earnings Per Share, Adjusted EBITDA, Restaurant Operating Margin, Restaurant-Level EBITDA, Franchise Margin and Franchise EBITDA because it believes that they provide a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions. Additionally, management believes that Adjusted EBITDA, Restaurant-Level EBITDA and Franchise EBITDA permit investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.

However, Operating Earnings Per Share, Adjusted EBITDA, Restaurant Operating Margin, Restaurant-Level EBITDA, Franchise Margin and Franchise EBITDA are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net earnings, earnings from operations or cash flow from operating activities as indicators of operating performance or liquidity. The company encourages investors to rely upon its GAAP numbers but includes these non-GAAP financial measures as supplemental metrics to assist investors. These non-GAAP financial measures should not be considered as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Below is a reconciliation of non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share from continuing operations. Figures may not add due to rounding.

	16 Weeks Ended
	January 21, 2018	January 22, 2017
Diluted earnings per share from continuing operations – GAAP	$0.43	$1.06
Gains on the sale of company-operated restaurants	(0.21)	(0.00)
Restructuring charges	0.01	0.00
One-time, non-cash impact of the Tax Act	1.03	—
Excess tax benefits from share-based compensation arrangements	(0.03)	—
Operating Earnings Per Share – non-GAAP	$1.23	$1.07

Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	16 Weeks Ended
	January 21, 2018	January 22, 2017

Net earnings - GAAP	$12,190	$35,930
Losses (earnings) from discontinued operations, net of taxes	699	(1,381)
Income taxes	47,138	21,831
Interest expense, net	12,780	10,409
Earnings from operations	72,807	66,789
Gains on the sale of company-operated restaurants	(8,940)	(137)
Impairment and other charges, net	2,257	2,654
Depreciation and amortization	19,157	21,263
Amortization of franchise tenant improvement allowances	147	25
Adjusted EBITDA – non-GAAP	$85,428	$90,594

Below is a reconciliation of non-GAAP Restaurant Operating Margin, Restaurant-Level EBITDA, Franchise Margin and Franchise EBITDA to the most directly comparable GAAP measure, earnings from operations (in thousands).

	16 Weeks Ended
	January 21,		January 22,
	2018		2017
Earnings from operations (1) - GAAP	$72,807		$66,789
Other operating expenses, net:
Selling, general and administrative expenses	$(34,625)		$(40,772)
Impairment and other charges, net	(2,257)		(2,654)
Gains on the sale of company-operated restaurants	8,940		137
Total other operating expenses, net	$(27,942)		$(43,289)

Franchise operations:
Franchise rental revenues	$77,217		$71,436
Franchise royalties and other	47,609		43,174
Total franchise revenues	124,826		114,610
Franchise occupancy expenses	(46,521)		(42,190)
Franchise support and other costs	(2,482)		(2,537)
Amortization of franchise tenant improvement allowances	147		25
Franchise EBITDA - non-GAAP(2)	75,970	60.9%	69,908	61.0%
Depreciation and amortization(2)	(10,108)	8.1%	(9,226)	8.0%
Amortization of franchise tenant improvement allowances(2)	(147)	0.1%	(25)	—%
Franchise Margin - non-GAAP(2)	$65,715	52.6%	$60,657	52.9%

Company restaurant operations:
Company restaurant sales	$169,637		$238,571
Food and packaging(3)	(48,864)	28.8%	(67,989)	28.5%
Payroll and employee benefits(3)	(48,940)	28.8%	(70,183)	29.4%
Occupancy and other(3)	(27,750)	16.4%	(38,941)	16.3%
Restaurant-Level EBITDA - non-GAAP(3)	44,083	26.0%	61,458	25.8%
Depreciation and amortization(3)	(6,443)	3.8%	(9,910)	4.2%
Restaurant Operating Margin - non-GAAP(3)	$37,640	22.2%	$51,548	21.6%

Depreciation and amortization:
Company restaurant occupancy and other	$(6,443)		$(9,910)
Franchise occupancy expenses	(10,108)		(9,226)
Impairment and other charges, net	(8)		(8)
Selling, general and administrative expenses	(2,598)		(2,119)
Total depreciation and amortization	$(19,157)		$(21,263)
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(1)	Earnings from operations is the sum of total other operating expenses, net, Franchise EBITDA, Restaurant-Level EBITDA, and depreciation and amortization, plus the amortization of franchise tenant improvement allowances.
(2)	Percentages are calculated based on a percentage of total franchise revenues.
(3)	Percentages are calculated based on a percentage of company restaurant sales.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, (858) 571-2407
or
Media Contact:
Brian Luscomb, (858) 571-2291